SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------


                                    FORM 8-A
                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(B) OR (G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                            VANGUARD BOND INDEX FUNDS
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


STATE OF DELAWARE                             SEE BELOW
-------------------------                     ---------------------------
(STATE OF INCORPORATION OF ORGANIZATION)      (IRS EMPLOYER
                                               IDENTIFICATION NO.)


C/O         VANGUARD BOND INDEX FUNDS
            P.O. BOX 2600 19482 VALLEY FORGE, PA (ZIP CODE)
--------------------------
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)


     Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered:     Exchange               I.R.S. Employer
                                                           Identification Number
Vanguard Total Bond Market        American Stock Exchange           23-2383781
   Index Fund
Vanguard Short-Term Bond          American Stock Exchange           23-2742352
   Index Fund
Vanguard Intermediate-Term Bond   American Stock Exchange           23-2742353
   Index Fund
Vanguard Long-Term Bond           American Stock Exchange           23-2742354
   Index Fund

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

     Securities Act registration statement file number to which this form relates: 33-06001

     Securities to be registered pursuant to Section 12(g) of the Act: None


ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

     Reference is made to the Registrant's Post-Effective Amendment Nos. 43 and 45 to the Registration Statement on Form N-1A (Securities Act file number 33-06001 and Investment Company Act file number 811-04681, respectively (collectively, the "Registration Statement")), which is incorporated herein by reference.

ITEM 2. EXHIBITS

1. Registrant's Agreement and Declaration of Trust, incorporated herein by reference to Exhibit (a) to the Registration Statement.

2. Registrant's Amended and Restated By-Laws, incorporated herein by reference to Exhibit (b) to the Registration Statement.

3. Form of Global Certificate for the Registrant's Securities is filed herewith.


SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                            VANGUARD BOND INDEX FUNDS


DATE: April 2, 2007                          By: /s/ Heidi Stam
                                                     ------------------
                                                     Heidi Stam
                                                     Secretary

NUMBER
[001]
CAPITAL STOCK


                                   ETF Shares

                      Vanguard Total Bond Market Index Fund
                                 A SERIES of the
                            VANGUARD BOND INDEX FUNDS
                          (A Delaware Statutory Trust)

     THIS CERTIFIES that CEDE & CO. is the holder of the current outstanding number of ETF Shares issued by the Vanguard Total Bond Market Index Fund (the "Fund") shown from time to time on the records of the Vanguard Bond Index Funds, a Delaware statutory trust (the "Trust"), as represented by this certificate of the Trust, transferable only on the books and records of the Trust by the holder hereof in person or by duly authorized attorney-in-fact upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the transfer agent of the Trust.

     The registered holder of this Certificate is entitled to all the rights, interest and privileges of a holder of ETF Shares as provided by the Declaration of Trust, the by-laws of the Trust, and the Vanguard Funds Multiple Class Plan as from time to time amended, which are incorporated by reference herein.

     This Certificate is executed on behalf of the Trust and the obligations hereof are not binding upon any of the Trustees, officers or shareholders of the Trust individually, but are binding only upon the assets and property of the Fund.

     IN WITNESS WHEREOF, the said Trust has caused this Certificate to be signed by its duly authorized officer.

Countersigned:                                    Dated:
                                                        ------------------------

 JPMORGAN CHASE BANK                              VANGUARD BOND INDEX FUNDS
(the Transfer Agent)                               (the Trust)


By:                                               By:
   -------------------------------                   ---------------------------
    Authorized Signature                    Chairman and Chief Executive Officer

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Trust or its transfer agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

NUMBER
[001]
CAPITAL STOCK


                                   ETF Shares

                       Vanguard Short-Term Bond Index Fund
                                 A SERIES of the
                            VANGUARD BOND INDEX FUNDS
                          (A Delaware Statutory Trust)

     THIS CERTIFIES that CEDE & CO. is the holder of the current outstanding number of ETF Shares issued by the Vanguard Short-Term Bond Index Fund (the "Fund") shown from time to time on the records of the Vanguard Bond Index Funds, a Delaware statutory trust (the "Trust"), as represented by this certificate of the Trust, transferable only on the books and records of the Trust by the holder hereof in person or by duly authorized attorney-in-fact upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the transfer agent of the Trust.

     The registered holder of this Certificate is entitled to all the rights, interest and privileges of a holder of ETF Shares as provided by the Declaration of Trust, the by-laws of the Trust, and the Vanguard Funds Multiple Class Plan as from time to time amended, which are incorporated by reference herein.

     This Certificate is executed on behalf of the Trust and the obligations hereof are not binding upon any of the Trustees, officers or shareholders of the Trust individually, but are binding only upon the assets and property of the Fund.

     IN WITNESS WHEREOF, the said Trust has caused this Certificate to be signed by its duly authorized officer.

Countersigned:                                    Dated:
                                                        ------------------------
JPMORGAN CHASE BANK                                   VANGUARD BOND INDEX FUNDS
(the Transfer Agent)                                   (the Trust)


By:                                              By:
   --------------------------------                  ---------------------------
         Authorized Signature               Chairman and Chief Executive Officer

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Trust or its transfer agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

NUMBER
[001]
CAPITAL STOCK


                                   ETF Shares

                   Vanguard Intermediate-Term Bond Index Fund
                                 A SERIES of the
                            VANGUARD BOND INDEX FUNDS
                          (A Delaware Statutory Trust)

     THIS CERTIFIES that CEDE & CO. is the holder of the current outstanding number of ETF Shares issued by the Vanguard Intermediate-Term Bond Index Fund (the "Fund") shown from time to time on the records of the Vanguard Bond Index Funds, a Delaware statutory trust (the "Trust"), as represented by this certificate of the Trust, transferable only on the books and records of the Trust by the holder hereof in person or by duly authorized attorney-in-fact upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the transfer agent of the Trust.

     The registered holder of this Certificate is entitled to all the rights, interest and privileges of a holder of ETF Shares as provided by the Declaration of Trust, the by-laws of the Trust, and the Vanguard Funds Multiple Class Plan as from time to time amended, which are incorporated by reference herein.

     This Certificate is executed on behalf of the Trust and the obligations hereof are not binding upon any of the Trustees, officers or shareholders of the Trust individually, but are binding only upon the assets and property of the Fund.

     IN WITNESS WHEREOF, the said Trust has caused this Certificate to be signed by its duly authorized officer.

Countersigned:                                    Dated:
                                                        ------------------------

JPMORGAN CHASE BANK                               VANGUARD BOND INDEX FUNDS
(the Transfer Agent)                              (the Trust)


By:                                               By:
   -----------------------------------------         ---------------------------
         Authorized Signature               Chairman and Chief Executive Officer

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Trust or its transfer agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

NUMBER
[001]
CAPITAL STOCK


                                   ETF Shares

                       Vanguard Long-Term Bond Index Fund
                                 A SERIES of the
                            VANGUARD BOND INDEX FUNDS
                          (A Delaware Statutory Trust)

     THIS CERTIFIES that CEDE & CO. is the holder of the current outstanding number of ETF Shares issued by the Vanguard Long-Term Bond Index Fund (the "Fund") shown from time to time on the records of the Vanguard Bond Index Funds, a Delaware statutory trust (the "Trust"), as represented by this certificate of the Trust, transferable only on the books and records of the Trust by the holder hereof in person or by duly authorized attorney-in-fact upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the transfer agent of the Trust.

     The registered holder of this Certificate is entitled to all the rights, interest and privileges of a holder of ETF Shares as provided by the Declaration of Trust, the by-laws of the Trust, and the Vanguard Funds Multiple Class Plan as from time to time amended, which are incorporated by reference herein.

     This Certificate is executed on behalf of the Trust and the obligations hereof are not binding upon any of the Trustees, officers or shareholders of the Trust individually, but are binding only upon the assets and property of the Fund.

     IN WITNESS WHEREOF, the said Trust has caused this Certificate to be signed by its duly authorized officer.

Countersigned:                                    Dated:
                                                        ------------------------

JPMORGAN CHASE BANK                                    VANGUARD BOND INDEX FUNDS
(the Transfer Agent)                                     (the Trust)


By:                                              By:
   -----------------------------------------         ---------------------------
         Authorized Signature               Chairman and Chief Executive Officer

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Trust or its transfer agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.